Exhibit 10(b)

Form of Stock Option Agreement for Grants on or before February 24, 2009

Brackets identify provisions that may vary depending on the particular grant, grant recipient and/or other relevant factor.

FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

WELLS FARGO & COMPANY

LONG-TERM INCENTIVE COMPENSATION PLAN

Grant Date:	[insert grant date]	Expiration Date:	[insert expiration date]

		Exercise Price:	[insert exercise price]

1. Grant of Option. Wells Fargo & Company (the “Company”) has granted to you an option (“Option”) to purchase shares (the “Shares”) of Wells Fargo & Company common stock (“Common Stock”) in the number set forth on the acknowledgement screen for your grant, accessible through Stock Options Management. The Option is granted subject in all respects to the terms of the Company’s Long-Term Incentive Compensation Plan (the “Plan”).

2. Term, Vesting and Exercise of Option. [The term of this Option commences on [insert grant date] and, except as provided in paragraph 3 below, ends on [insert expiration date], provided you are continuously employed by the Company or an Affiliate (“Wells Fargo”). If your employment with Wells Fargo is terminated, the Option may be exercised only as described in paragraph 3 below.

Except as provided in paragraph 3 below, this Option becomes exercisable (“vests”) according to the following table provided it has not been terminated before such date in accordance with the provisions of this Option:

[insert vesting schedule]

To exercise all or part of the Option you must complete the exercise in a manner authorized by the Company and deliver payment as described herein of the exercise price and all applicable withholding taxes. You must pay the exercise price on the day you exercise the Option (a) in cash, (b) in whole shares of Common Stock valued at their Fair Market Value, or (c) by delivering irrevocable instructions to a broker to promptly deliver to the Company the amount of the exercise price and all applicable withholding taxes (a “cashless exercise”), unless you are an executive officer of the Company and such cashless exercise is prohibited by the Sarbanes-Oxley Act of 2002. [If Common Stock is used to pay the exercise price (“swap transaction”), the Common Stock used (i) must have been owned by you for at least six months prior to the date of exercise or purchased by you in the open market; and (ii) must not have been used in a stock-for-stock swap transaction within the preceding six months.] You shall not have any rights as a stockholder with respect to the Shares of Common Stock subject to the Option until you have exercised the Option for such Shares.]

[For grant recipients who sign Trade Secrets Agreement (see below): The term of this Option commences on [insert date of grant] and, except as provided in paragraph 3 below, ends on [insert expiration date]. Except as provided in paragraph 3 below, this Option becomes exercisable (“vests”) in full on [insert vesting date] (“vesting date”) provided that you satisfy each of the following conditions (“vesting conditions”): (i) you sign the attached Wells Fargo Agreement Regarding Trade Secrets, Confidential Information, And Non-Solicitation (“Trade Secrets Agreement”); and (ii) after you cease to be an Employee and continuing through the vesting date (A) you are available on a reasonable basis for consultation with management and to represent the Company with customers, the community and team members, (B) you comply with terms of the Trade Secrets Agreement, and (C) you do not perform services as an employee, consultant or otherwise for a company or firm that is included in the Company’s “Peer Group” as such term is defined in the Company’s proxy statement for its 2007 annual stockholders’ meeting filed under the Securities Exchange Act of 1934 (“Exchange Act”) and as such term may be updated in the proxy statement for a subsequent annual stockholders’ meeting filed under the Exchange Act. To exercise all or part of the Option you must complete the exercise in a manner authorized by the Company and deliver payment as described herein of the exercise price and all applicable withholding taxes. You must pay the exercise price on the day you exercise the Option (a) in cash, (b) in whole shares of Common Stock valued at their Fair Market Value, or (c) by delivering irrevocable instructions to a broker to promptly deliver to the Company the amount of the exercise price and all applicable withholding taxes (a “cashless exercise”), unless you are an executive officer of the Company and such cashless exercise is prohibited by the Sarbanes-Oxley Act of 2002. [If Stock is used to pay the exercise price (“swap transaction”), the Stock used (i) must have been owned by you for at least six months prior to the date of exercise or purchased by you in the open market; and (ii) must not have been used in a stock-for-stock swap transaction within the preceding six months.] You shall not have any rights as a stockholder with respect to the Shares of Common Stock subject to the Option until you have exercised the Option for such Shares.]

3. Retirement, Disability, Death or Other Termination of Employment. [If your termination of employment is due to Retirement, your Option will become exercisable according to the table set forth in paragraph 2 above (unless immediately vested and exercisable as a result of your death following Retirement as provided below) and will remain exercisable until the expiration date or until one year after your date of death, whichever occurs first. If you become permanently disabled (as determined by Wells Fargo) while you are employed by Wells Fargo, then your entire Option is immediately vested and exercisable and will remain exercisable until one year after your date of death or until the Option expires, whichever occurs first. If you die while you are employed by Wells Fargo or following your Retirement, the entire Option is immediately vested and exercisable, and your Beneficiary as determined in accordance with the Plan may exercise the Option until one year after the date of your death or until the Option expires, whichever occurs first. If you leave Wells Fargo’s employment for any reason other than death, permanent disability, Retirement, or discharge for cause, you may exercise that part of the Option which was exercisable on the date of termination (as determined by Wells Fargo) at any time within three (3) months after such date of termination or until the expiration date of the Option, whichever occurs first. If you are discharged for cause, the Option will expire upon receipt by you of oral or written notice of termination.]

[For acceleration of grant on Retirement: If your termination of employment is due to Retirement, your Option will immediately vest and become exercisable until the expiration date or until one year after your date of death, whichever occurs first. If you become permanently disabled while you are employed by Wells Fargo, then your entire Option is immediately vested and exercisable and will remain exercisable until one year after your date of death or until the Option expires, whichever occurs first. If you die while you are employed by Wells Fargo, the entire Option is immediately vested and exercisable, and your Beneficiary as determined in accordance with the Plan may exercise the Option until one year after the date of your death or until the Option expires, whichever occurs first. If you leave Wells Fargo’s employment for any reason other than death, permanent disability, Retirement, or discharge for cause, you may exercise that part of the Option which was exercisable on the date of termination (as determined by Wells Fargo) at any time within three (3) months after such date of termination or until the expiration date of the Option, whichever occurs first. If you are discharged for cause, the Option will expire upon receipt by you of oral or written notice of termination.]

[For executive officers who sign Trade Secrets Agreement (see below): If you cease to be an Employee before the vesting date due to your permanent disability, the Option is immediately vested and exercisable and will remain exercisable until one year after your date of death or until the Option expires, whichever occurs first. If you die before the vesting date, the Option is immediately vested and exercisable, and your Beneficiary as determined in accordance with the Plan may exercise the Option until one year after the date of your death or until the Option expires, whichever occurs first. If you are discharged as an Employee for cause before the vesting date, the Option will expire immediately. If you cease to be an Employee before the vesting date due to Retirement or any other reason other than permanent disability, death or discharge for cause, then (i) if you satisfy the vesting conditions the Option will vest and become exercisable on the vesting date, or (ii) if you fail to satisfy the vesting conditions the Option will expire immediately. Following vesting of the Option on the vesting date, the Option will remain exercisable until it expires except in the event of your death in which case your Beneficiary as determined in accordance with the Plan may exercise the Option until one year after the date of your death or until the Option expires, whichever occurs first, or in the event of your discharge for cause in which case the Option will expire immediately.]

[For Directors: Death or Other Termination. In the event you leave the Board of Directors of the Company for any reason other than your death or for cause, the Option will remain outstanding and exercisable in accordance with the original terms until the expiration date or until one year after your date of death, whichever occurs first. If you die, the entire Option is immediately vested and exercisable, and your Beneficiary as determined in accordance with the Plan may exercise the Option until one year after the date of your death or until the Option expires, whichever occurs first. In the event you leave the Board of Directors for cause, the Option will terminate and be cancelled as of the date you cease to be a Director.]

[For executive officers: 4. Compliance and Withholding Taxes. The issuance of Shares upon the exercise of the Option shall be subject to compliance by the Company and you with all applicable requirements of law relating thereto, including withholding tax obligations, and with all applicable regulations of any stock exchange on which the Common Stock may be listed at the time of such issuance. You agree to satisfy all withholding tax obligations applicable to the acquisition of Shares under the Option or the disposition of such Shares that the Company deems necessary. Income taxes are computed based on the difference between the Fair Market Value of the Shares acquired as of the date of exercise and the exercise price for those Shares. Taxes may be paid either in cash or, if you elect, by having the Company withhold from the Shares to be issued a number of Shares (valued at their Fair Market Value as of the date of exercise) necessary to satisfy the taxes. The Company is not obligated to exercise the Option and/or deliver the Shares until all payment obligations are met.]

5. Nontransferability of Option. Unless the Committee provides otherwise, (i) no rights under the Option will be assignable or transferable, and neither you nor your Beneficiary will have any power to anticipate, alienate, dispose of, pledge or encumber any rights under the Option, and (ii) the rights and the benefits of the Option may be exercised and received during your lifetime only by you or your legal representative.

[For executive officers: 6. No Agreement for Wells Fargo to Continue Your Employment. Nothing in this Agreement gives you any right to continued employment and Wells Fargo may terminate you at any time for any reason.]

[For Directors: 6. No Guarantee of Service. Nothing in this Agreement or the Plan constitutes a guarantee or contract of service as a Director.]

7. General Restrictions. The Company may delay the exercise of the Option if it determines that (a) the Shares subject to the Option should be listed, registered or qualified on any securities exchange or under any law, or (b) the consent of a regulatory body is desirable.

[For executive officers: 8. Hold Through Retirement Provision. As a condition to receiving this Award, you agree to hold, while employed by the Company or any Affiliate and for a period of one year after your Retirement, shares of Common Stock equal to at least 50% of the after-tax shares of Common Stock (assuming a 50% tax rate) acquired upon exercise of this Award.]

9. Additional Provisions and Interpretation of this Agreement. This Agreement is subject to the provisions of the Plan. Capitalized terms not defined in this Agreement are used as defined in the Plan. If the Plan and this Agreement are inconsistent, provisions of the Plan will govern. Interpretations of the Plan and this Agreement by the Committee are binding on you and the Company.

[Additional provision for options granted before 2004: Reload Option. If you exercise this Option while you are employed by Wells Fargo and pay the exercise price in Stock as described herein, you are hereby granted a non-qualified reload stock option (“Reload Option”) at the Fair Market Value as of the date of such exercise. The Reload Option will be for the number of whole Shares used in the swap exercise to pay the exercise price plus a number of Shares with respect to the tax liability related to the exercise. Subject to the provisions of paragraph 3, the Reload Option may be exercised between the date of grant and the date of expiration of this Option. The Reload Option shall be subject to the terms and conditions of this Agreement, as modified by this paragraph 5. No Reload Option is granted if this Option is exercised after your Retirement, permanent disability, death or other termination of employment. No Reload Option is granted upon exercise of the Reload Option.]

[Wells Fargo Agreement Regarding Trade Secrets, Confidential Information, And Non-Solicitation

I. Introduction

In consideration for the stock option grant awarded to me on [insert applicable date] by Wells Fargo & Company (“the Company”), I acknowledge that the nature of my employment with the Company permits me to have access to certain of its trade secrets and confidential and proprietary information and that such information is, and shall always remain, the sole property of the Company. Any unauthorized disclosure or use of this information would be wrongful and would cause the Company irreparable harm. Therefore, I agree as follows:

II. Trade Secrets And Confidential Information

During the course of my employment I have acquired knowledge of the Company’s Trade Secrets and other proprietary information relating to its business, business methods, personnel, and customers (collectively referenced as “Confidential Information”). “Trade Secrets” are defined as information, including but not limited to, a formula, pattern, compilation, program, device, method, technique, or process, that: (1) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The Company’s Trade Secrets include, but are not limited to, the following:

•

the names, address, and contact information of the Company’s customers and prospective customers, as well any other personal or financial information relating to any customer or prospect, including, without limitation, account numbers, balances, portfolios, maturity dates, loans, policies, investment activities and objectives;

•

any information concerning the Company’s operations, including without limitation, information related to its methods, services, pricing, finances, practices, strategies, business plans, agreements, decision-making, systems, technology, policies, procedures, marketing, sales, techniques and processes;

•	any other proprietary and/or confidential information relating to the Company’s customers, employees, products, services, sales, technologies, or business affairs.

I understand that Records of the Company also constitute Confidential Information and that my obligation to maintain the confidentiality thereof continues at all times during and after my employment. “Records” include, but are not limited to, original, duplicated, computerized, memorized, handwritten or any other form of information, whether contained in materials provided to me by the Company, or by any institution acquired by the Company, or compiled by me in any form or manner including information in documents or electronic devices, such as software, flowcharts, graphs, spreadsheets, resource manuals, videotapes, calendars, day timers, planners, rolodexes, or telephone directories maintained in personal computers, laptop computers, personal digital assistants or any other device. These records do not become any less confidential or proprietary to the Company because I may commit some of them to memory or because I may otherwise maintain them outside of the Company’s offices.

I agree that Confidential Information of the Company is to be used by me solely and exclusively for the purpose of conducting business on behalf of the Company. I am expected to keep such Confidential Information confidential and not to divulge or disclose this information except for that purpose. Upon my retirement, I agree to immediately return to the Company all Records and Confidential Information, including information maintained by me in my office, personal electronic devices, and/or at home.

III. Non-Solicitation Of Company’s Customers And Employees

I agree that for the period beginning on my retirement date with Company through [insert applicable date] (“the Non-Solicitation Period”), I will not interfere with the Company’s business by directly or indirectly soliciting an employee to leave the Company’s employ, by inducing a consultant to sever the consultant’s relationship with Company, or by directly or indirectly soliciting business from any of the Company’s clients, customers, or prospective customers whose identity became known to me during my employment with the Company. This limitation is not intended to limit the Company’s right to prevent misappropriation of its Confidential Information beyond the Non-Solicitation Period.

IV. Partial Invalidity

If any provision of this Agreement is held to be unenforceable by a court of competent jurisdiction, such provision shall be enforced to the greatest extent permitted and the remainder of this Agreement shall remain in full force and effect.

V. Choice Of Law/Integration/Survival

This Agreement and any dispute, controversy or claim which arises under or relates in any way to it shall be governed by the law of the state where the incident(s) giving rise to the dispute or claim arose. This Agreement supersedes any prior written or verbal agreements pertaining to the subject matter herein, and is intended to be a final expression of our Agreement with respect only to the terms contained herein. There may be no modification of this Agreement except in writing signed by me and an executive officer of the Company. This Agreement: shall survive my employment by the Company; inure to the benefit of successors and assigns of the Company, and is binding upon my heirs and legal representatives.

Acknowledgment

I acknowledge that I have read, understand, and received a copy of this Agreement and will abide by its terms.

[Name of Grant Recipient]	Date]

Form of Stock Option Agreement for Grants to Directors on or before April 29, 2008

Brackets identify provisions that may vary depending on the particular grant, grant recipient and/or other relevant factor.

WELLS FARGO & COMPANY DIRECTORS STOCK COMPENSATION AND DEFERRAL PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

Director:

Grant Date:	[insert grant date]	Expiration Date:	[insert expiration date]

Number of Shares:	[insert number of shares]	Exercise Price:	[insert exercise price]

1. Grant of Option. Wells Fargo & Company (the “Company”) has granted to you an option (“Option”) to purchase [insert number of shares] shares (the “Shares”) of Wells Fargo & Company common stock (“Common Stock”). The Option is granted subject in all respects to the terms of the Company’s Directors Stock Compensation and Deferral Plan (the “Plan”). The amount of this grant is based on a formula contained in the Plan.

2. Term, Vesting and Exercise of Option. The term of this Option commences on [insert commencement date] and, except as provided in paragraph 3 below, ends on [insert expiration date]. While you are alive, the Option may be exercised only by you or your legal representative.

Except as provided in paragraph 3 below, this Option becomes exercisable (“vests”) according to the following table provided it has not been terminated before such date in accordance with the provisions of this Option:

[insert vesting schedule]

To exercise all or part of the Option you must deliver a “Notice of Exercise,” in such form as the Company authorizes, along with payment as described herein of the exercise price. You must pay the exercise price on the day you exercise the Option (a) in cash, (b) in whole shares of Common Stock valued at their Fair Market Value, or (c) by delivering, with your Notice of Exercise, irrevocable instructions to a broker to promptly deliver to the Company the amount of the exercise price (a “cashless exercise”), unless such cashless exercise is prohibited by the Sarbanes-Oxley Act of 2002. [If Stock is used to pay the exercise price (“swap transaction”), the Stock used (i) must have been owned by you for at least six months prior to the date of exercise or purchased by you in the open market; and (ii) must not have been used in a stock-for-stock swap transaction within the preceding six months.] You shall not have any rights as a stockholder with respect to the Shares of Common Stock subject to the Option until you have exercised the Option for such Shares.

3. Death or Other Termination. In the event you leave the Board of Directors of the Company for any reason other than your death or for cause, the Option will remain outstanding and exercisable in accordance with the original terms until the expiration date or until one year after your date of death, whichever occurs first. If you die, the entire Option is immediately vested and exercisable, and the beneficiary as set forth in the Plan may exercise the Option until one year after the date of your death or until the Option expires, whichever occurs first.

In the event you leave the Board of Directors for cause, the Option will terminate and be cancelled as of the date you cease to be a director.

[Additional provision for options granted before 2004: Reload Option. If you exercise this Option while you are a director of the Company and pay the exercise price in Stock as described herein, you are hereby granted a non-qualified reload stock option (“Reload Option”) at the Fair Market Value as of the date of such exercise. The Reload Option will be for the number of whole Shares used in the swap exercise to pay the exercise price. Subject to the provisions of paragraph 3, the Reload Option may be exercised between the date of grant and the date of expiration of this Option. The Reload Option shall be subject to the terms and conditions of this Agreement, as modified by this paragraph 4. No Reload Option is granted if this Option is exercised after you leave the Board of Directors of the Company. No Reload Option is granted upon exercise of the Reload Option.]

4. Transferability of Option. The Option may not be transferred or assigned other than (a) by will or the laws of descent and distribution, (b) to the extent required pursuant to a qualifying domestic relations order, or (c) by your designating a beneficiary in accordance with the Plan.

5. No Guarantee of Service. Nothing in this Agreement or the Plan constitutes a guarantee or contract of service as a Non-Employee Director.

6. General Restrictions. The Company may delay the exercise of the Option if it determines that (a) the Shares subject to the Option should be listed, registered or qualified on any securities exchange or under any law, or (b) the consent of a regulatory body is desirable.

7. Additional Provisions and Interpretation of this Agreement. This Agreement is subject to the provisions of the Plan. Capitalized terms not defined in this Agreement are used as defined in the Plan. If the Plan and this Agreement are inconsistent, provisions of the Plan will govern. Interpretations of the Plan and this Agreement by the Plan Administrator are binding on you and the Company.